EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT







    We consent to the incorporation by reference in Automatic Data Processing, Inc.'s Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207,
    33-58165, 33-61629, 333-01839,  333-02331,  333-12767, 333-15103, 333-29713,
    333-48493,   333-57075,   333-80237,  333-79749,  333-72497,  333-31058  and
    333-42294 on Form S-3, Registration Statement No. 333-72023 on Form S-4, and
    Registration  Statement  Nos.  33-24987,   33-25290,   33-38338,   2-75287,
    33-38366,   33-38365,  33-46168,  33-51979,  33-51977,  33-52629,  33-56419,
    33-56463, 333-10281,  333-10279, 333-10277, 333-13945, 333-50123, 333-84647,
    333-81725, 333-74265 and 333-33258 on Form S-8 of our reports dated August 14, 2000, included in and incorporated by reference in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended
    June 30, 2000.


    /s/ Deloitte & Touche LLP
    -------------------------
    New York, New York
    September 12, 2000